UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 3, 2008

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On October 31, 2008, Cummins Inc. ("Cummins," "the Company," "our," or "we") issued the attached press release reporting its financial results for the third quarter of 2008 and revised financial guidance for full-year 2008. The press release, including attachments, is furnished as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

                    99-Press Release dated October 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 3, 2008

CUMMINS INC.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)

Contact:

Mark Land – Director of Public Relations

(317) 610-2456

mark.d.land@cummins.com

For Immediate Release

October 31, 2008

Cummins reports record third quarter financial performance, remains on track for fifth consecutive year of record sales and profits

COLUMBUS, IND – Cummins Inc. (NYSE: CMI) today reported its highest third quarter sales and profits ever, and second best quarter in its history, led by strong gains internationally that more than offset continued weakness in the Company’s North American consumer markets.

Third quarter sales of $3.69 billion were 10 percent higher than $3.37 billion during the same period in 2007. Net income rose 24 percent to $229 million, or $1.17 a share, compared to $184 million, or $0.92 a share a year ago. Earnings Before Interest and Taxes (EBIT) increased 24 percent to $380 million, from $306 million in the third quarter of 2007.

All four of the Company’s business segments improved their sales and Segment EBIT compared to the same period in 2007. Power Generation and Distribution had the largest percentage sales gains compared to last year, while the Components and Power Generation segments both saw their Segment EBIT as a percentage of sales increase significantly in the quarter.

Non-U.S. sales accounted for 61 percent of the Company’s revenues in the third quarter, compared to 52 percent a year ago. Cummins’ international business was particularly strong in the Power Generation segment, where sales grew 29 percent outside North America, and the Distribution segment, which saw a 28 percent increase outside North America in the quarter.

“Despite the significant challenges facing the U.S. economy and signs of economic weakness in Europe, the Company performed extremely well in the third quarter,” said Cummins Chairman and Chief Executive Officer Tim Solso. “Even more importantly, we continue to meet or exceed our profitability targets as we grow our sales. These results, which keep us on track for a fifth straight year of record financial performance, are further proof that our strategy of diversifying our product line and expanding our geographic customer base is working.

"While we expect the fourth quarter to bring more economic challenges - especially in the U.S. and Europe - Cummins has never been better positioned to ride out a turbulent economy than it is today," Solso added. "Our debt is less than 15 percent of our total capital.  We have healthy cash balances and our business operations continue to generate cash.  We also have a $1.1 billion revolving credit line for additional liquidity."

Despite the continuing economic softness in some markets, Cummins expects revenue to grow in 2008 by 12 percent from last year, down from earlier guidance of 15 percent, and to earn an EBIT margin of 10 percent on its sales.

Among the third quarter highlights:

  Cummins improved its market share in the North American heavy-duty truck and bus markets.

  The Company continued to see strong international demand for its medium-duty truck engines, especially in Latin America.

  Cummins Power Generation experienced significant growth in China, India, Africa, the Middle East and Latin America, compared to the same period in 2007.

  Sales of exhaust aftertreatment products made by Cummins Emission Solutions showed strong growth, especially in North America.

  Joint venture income of $66 million is the highest ever for the third quarter.

  For the fourth year in a row, Cummins was named to the Dow Jones Sustainability Index, which represents the top 10 percent of the world's largest 2,500 companies in corporate sustainability.

  Cummins repurchased 1.4 million shares of stock during the quarter and increased its dividend by 40 percent.

Despite its strong overall performance, the Company is experiencing significant declines in some of its consumer markets as the U.S. economy continues to deteriorate. Revenue from the light-duty automotive and recreational vehicle markets fell 56 percent, compared to the same period in 2007, as engine shipments to Chrysler for the heavy-duty Dodge Ram pickup fell 75 percent. Within Power Generation, sales in the consumer line of business fell 34 percent in the quarter, driven primarily by sharply lower sales to the recreational vehicle and residential standby generator markets in the U.S.

Economic conditions in the U.S. and Europe are not going to improve in the fourth quarter. Cummins is closely monitoring the economic situation around the world and is taking steps to appropriately adjust spending and investment levels to ensure that the Company meets its financial commitments in the future.

"We have experience in managing through difficult economic times, and we will be proactive in monitoring our costs very closely in the short term, even as we continue to invest in profitable growth opportunities," said Chief Financial Officer Pat Ward. "With our strong balance sheet, positive cash flow and available credit facilities we are well positioned to manage through the downturn in the economy, while delivering the products our customers expect and the financial returns our investors demand."

Third quarter details

Engine Segment

Sales of $2.28 billion were 6 percent higher than $2.15 billion in the same period in 2007, while Segment EBIT increased 3 percent to $160 million, or 7.0 percent of sales, from $155 million, or 7.2 percent of sales.

Sales to the heavy duty truck market increased 21 percent, driven by market share gains in North America. Medium-duty truck and bus market sales rose 13 percent, led by strong demand in Brazil and share gains in the North American bus engine market. Sales to the industrial engine markets increased 19 percent. The increases in these and other markets were partially offset by the dramatic drop in sales in the North American light-duty automotive and recreational vehicle markets.

Power Generation

Sales of $888 million increased 14 percent from $776 million a year ago. Segment EBIT rose 30 percent to $108 million, or 12.2 percent of sales, from $83 million, or 10.7 percent of sales.

Sales to the commercial power generation markets, the largest business in the segment, increased 25 percent, led by a 90 percent growth in sales in China, 42 percent growth in Latin America and 36 percent sales growth in India. The alternator and rental businesses also had strong sales gains.

Components

Sales of $801 million were 8 percent higher than $741 million during the third quarter of 2007, as Segment EBIT increased 79 percent to $61 million, or 7.6 percent of sales, from $34 million, or 4.6 percent of sales.

The segment continued to see strong sales gains from the turbocharger and Emission Solutions businesses, and profitability improvements from all four lines of business as pricing and manufacturing efficiency improved. Emission Solutions sales increased 27 percent in the quarter, while turbocharger sales rose 9 percent.

Distribution

Sales rose 47 percent in the quarter to $581 million, from $395 million in the same period in 2007. The increase reflects $80 million from the acquisition of three previously independent Cummins distributors; absent the acquisitions sales increased 27 percent during the quarter.

Strong engine sales in Europe and Africa, power generation in the South Pacific and Singapore, and service revenue gains in the South Pacific - primarily for mining equipment – led the organic growth.

Segment EBIT increased 33 percent to $61 million, or 10.5 percent of sales, from $46 million, or 11.6 percent of sales, a year ago.  Segment EBIT gains due to stronger sales and improved margins were partially offset by unfavorable currency translation during the quarter.

Earnings webcast information

Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

About Cummins

Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in approximately 190 countries and territories through a network of more than 500 company-owned and independent distributor locations and approximately 5,200 dealer locations. Cummins reported net income of $739 million on sales of $13.05 billion in 2007. Press releases can be found on the Web at www.cummins.com.

Presentation of Non-GAAP Financial Information

EBIT is a non-GAAP measure used in this release.  EBIT is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Forward-looking disclosure statement

Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited) (a)

	Three months ended
	September 28,	June 29,	September 30,
	2008	2008	2007
	Millions (except per share amounts)
NET SALES	$3,693	$3,887	$3,372
Cost of sales	2,873	3,008	2,720
GROSS MARGIN	820	879	652

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	388	370	340
Research, development and engineering expenses	113	104	82
Equity, royalty and interest income from investees	66	69	58
Flood damage expenses	—	6	—
Other operating (expense) income, net	(2)	—	1

OPERATING INCOME	383	468	289

Interest income	4	4	9
Interest expense	10	12	14
Other (expense) income, net	(7)	(3)	8
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	370	457	292

Income tax expense	123	147	97
Minority interests in income of consolidated subsidiaries	18	17	11
NET INCOME	$229	$293	$184

EARNINGS PER COMMON SHARE
Basic	$1.18	$1.50	$0.93
Diluted	$1.17	$1.49	$0.92

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	194.9	195.2	198.2
Diluted	196.5	196.6	199.8

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.175	$0.125	$0.125

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited) (a)

	Nine months ended
	September 28,	September 30,
	2008	2007
	Millions (except per share amounts)
NET SALES	$11,054	$9,532
Cost of sales	8,648	7,658
GROSS MARGIN	2,406	1,874

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,109	937
Research, development and engineering expenses	320	236
Equity, royalty and interest income from investees	202	146
Flood damage expenses	6	—
Other operating (expense) income, net	(3)	6

OPERATING INCOME	1,170	853

Interest income	14	27
Interest expense	33	44
Other (expense) income, net	(20)	23
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS	1,131	859

Income tax expense	372	284
Minority interests in income of consolidated subsidiaries	47	34
NET INCOME	$712	$541

EARNINGS PER COMMON SHARE
Basic	$3.65	$2.71
Diluted	$3.62	$2.70

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	195.1	199.4
Diluted	196.5	200.7

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.425	$0.305

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (a)

	September 28,	December 31,
	2008	2007
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$572	$577
Marketable securities	83	120
Accounts and notes receivable, net	2,303	1,998
Inventories	1,991	1,692
Deferred income taxes	308	276
Prepaid expenses and other current assets	191	152
Total current assets	5,448	4,815
Long-term assets
Property, plant and equipment	4,484	4,313
Accumulated depreciation	(2,744)	(2,668)
Property, plant and equipment, net	1,740	1,645
Investments and advances related to equity method investees	590	514
Goodwill and other intangible assets, net	577	538
Deferred income taxes and other assets	630	683
Total assets	$8,985	$8,195
LIABILITIES
Current liabilities
Current portion of long-term debt and loans payable	$80	$119
Accounts payable (principally trade)	1,446	1,263
Current portion of accrued product warranty	376	337
Accrued compensation, benefits and retirement costs	404	441
Other accrued expenses	672	551
Total current liabilities	2,978	2,711
Long-term liabilities
Long-term debt	587	555
Pensions and other postretirement benefits	571	633
Other liabilities and deferred revenue	704	594
Total liabilities	4,840	4,493
MINORITY INTERESTS	253	293
SHAREHOLDERS’ EQUITY
Common stock, $2.50 par value, 500 shares authorized, 221.5 and 220.4 shares issued	1,784	1,719
Retained earnings	3,281	2,660
Treasury stock, at cost, 20.2 and 18.2 shares	(711)	(593)
Common stock held by employee benefits trust, at cost, 5.6 and 6.5 shares	(68)	(79)
Unearned compensation	(6)	(11)
Accumulated other comprehensive loss
Defined benefit postretirement plans	(363)	(378)
Other	(25)	91
Total accumulated other comprehensive loss	(388)	(287)
Total shareholders’ equity	3,892	3,409
Total liabilities, minority interests and shareholders’ equity	$8,985	$8,195

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (a)

	Nine months ended
	September 28,	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES	Millions
Net income	$712	$541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	233	215
Net gain on disposal of property, plant and equipment	(3)	(8)
Deferred income taxes	38	69
Equity in earnings of investees, net of dividends	(80)	(55)
Minority interest in income of consolidated subsidiaries	47	34
Pension expense	54	73
Pension contributions	(94)	(144)
Other post-retirement benefits expense, net of cash payments	(11)	(22)
Stock-based compensation expense	27	20
Excess tax benefits on stock-based awards	(12)	(11)
Translation and hedging activities	15	(19)
Changes in current assets and liabilities, net of acquisitions and dispositions:
Accounts and notes receivable	(310)	(222)
Inventories	(334)	(329)
Other current assets	(35)	(22)
Accounts payable	198	218
Accrued expenses	206	121
Changes in long-term liabilities	78	65
Other, net	(4)	(1)
Net cash provided by operating activities	725	523
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(330)	(182)
Investments in internal use software	(53)	(46)
Proceeds from disposals of property, plant and equipment	20	33
Investments in and advances to equity investees	(51)	(27)
Acquisition of businesses, net of cash acquired	(142)	(20)
Proceeds from the sale of an equity investment	64	―
Investments in marketable securities—acquisitions	(264)	(307)
Investments in marketable securities—liquidations	281	295
Purchases of other investments	(54)	(52)
Other, net	(23)	(17)
Net cash used in investing activities	(552)	(323)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	91	3
Payments on borrowings and capital lease obligations	(111)	(122)
Net borrowings under short-term credit agreements	5	(14)
Distributions to minority shareholders	(14)	(15)
Dividend payments on common stock	(86)	(63)
Proceeds from sale of common stock held by employee benefit trust	52	―
Repurchases of common stock	(123)	(210)
Excess tax benefits on stock-based awards	12	11
Other, net	3	(17)
Net cash used in financing activities	(171)	(427)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(7)	11
Net decrease in cash and cash equivalents	(5)	(216)
Cash and cash equivalents at beginning of year	577	840
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$572	$624

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

	Engine	Power Generation	Components	Distribution	Non-segment items(1)	Total
	Millions
Three months ended September 28, 2008
External sales	$1,927	$653	$535	$578	$—	$3,693
Intersegment sales	352	235	266	3	(856)	—
Total sales	2,279	888	801	581	(856)	3,693
Depreciation and amortization(2)	43	9	16	6	—	74
Research, development and engineering expense	75	11	27	—	—	113
Equity, royalty and interest income from investees	26	6	3	31	—	66
Interest income	2	1	1	—	—	4
Segment EBIT	160	108	61	61	(10)	380

Three months ended June 29, 2008
External sales	$2,030	$692	$584	$581	$—	$3,887
Intersegment sales	356	246	271	—	(873)	—
Total sales	2,386	938	855	581	(873)	3,887
Depreciation and amortization(2)	46	11	18	7	—	82
Research, development and engineering expense	70	10	24	—	—	104
Equity, royalty and interest income from investees	32	6	3	28	—	69
Interest income	2	1	1	—	—	4
Segment EBIT	221	115	77	68	(12)	469

Three months ended September 30, 2007
External sales	$1,890	$594	$494	$394	$—	$3,372
Intersegment sales	263	182	247	1	(693)	—
Total sales	2,153	776	741	395	(693)	3,372
Depreciation and amortization(2)	45	11	14	3	—	73
Research, development and engineering expense	56	8	18	—	—	82
Equity, royalty and interest income from investees	24	5	3	26	—	58
Interest income	6	1	1	1	—	9
Segment EBIT	155	83	34	46	(12)	306

Nine months ended September 28, 2008
External sales	$5,842	$1,926	$1,686	$1,600	$—	$11,054
Intersegment sales	1,032	687	790	7	(2,516)	—
Total sales	6,874	2,613	2,476	1,607	(2,516)	11,054
Depreciation and amortization(2)	133	31	49	17	—	230
Research, development and engineering expense	215	31	74	—	—	320
Equity, royalty and interest income from investees	91	17	10	84	—	202
Interest income	7	3	3	1	—	14
Segment EBIT	575	301	175	178	(65)	1,164

Nine months ended September 30, 2007
External sales	$5,267	$1,730	$1,465	$1,070	$—	$9,532
Intersegment sales	760	490	690	2	(1,942)	—
Total sales	6,027	2,220	2,155	1,072	(1,942)	9,532
Depreciation and amortization(2)	132	31	43	8	—	214
Research, development and engineering expense	159	25	52	—	—	236
Equity, royalty and interest income from investees	66	12	1	67	—	146
Interest income	20	4	2	1	—	27
Segment EBIT	469	248	106	131	(51)	903

(1) Includes intersegment sales and profit in inventory eliminations and unallocated corporate expenses including flood related expenses.

(2) Depreciation and amortization as shown on a segment basis excludes the amortization of debt discount that is included in the Condensed Consolidated Statements of Income as Interest expense.

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Income is shown in the table below:

	Three months ended			Nine months ended
	September 28,	June 29,	September 30,	September 28,	September 30,
	2008	2008	2007	2008	2007
	Millions
Segment EBIT	$380	$469	$306	$1,164	$903
Less:
Interest expense	10	12	14	33	44
Income before income taxes and minority interests	$370	$457	$292	$1,131	$859

CUMMINS INC. AND SUBSIDIARIES

FINANCIAL MEASURES THAT SUPPLEMENT GAAP

(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries. We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs. Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net income, for each of the applicable periods:

	Three Months Ended			Nine Months Ended
	September 28,	June 29,	September 30,	September 28,	September 30,
	2008	2008	2007	2008	2007
	Millions
Earnings before interest expense, income taxes and minority interests	$380	$469	$306	$1,164	$903

EBIT as a percentage of net sales	10.3%	12.1%	9.1%	10.5%	9.5%

Less:
Interest expense	10	12	14	33	44
Income tax expense	123	147	97	372	284
Minority interests in income of consolidated subsidiaries	18	17	11	47	34
Net income	$229	$293	$184	$712	$541

Net income as a percentage of net sales	6.2%	7.5%	5.5%	6.4%	5.7%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes. This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data.